GNC Receives Full Funding of $300 Million Investment by Harbin Pharmaceutical Group

Closes on Final $150 Million Investment

Enhances GNC Capital Position
PITTSBURGH, Feb. 13, 2019 - GNC Holdings, Inc. (NYSE: GNC) (the “Company”), a leading global health and wellness brand, announced today that Harbin Pharmaceutical Group Co., Ltd. (“Hayao”) has completed the final $150 million investment of Hayao’s previously announced $300 million strategic investment (the “Hayao Investment”) in the Company. The Company also announced the formation of the Hong Kong-based China e-commerce joint venture with Hayao.
As previously announced, Hayao completed the funding of the first $150 million of its strategic investment in GNC in two installments: $100 million on November 8, 2019 and an additional $50 million on January 2, 2019.
The formation of the Hong Kong-based China e-commerce joint venture represents the first and most significant step towards the completion of the China joint venture previously announced by the Company. The parties expect to complete the formation of the second, retail-focused joint venture located in China following the completion of certain routine regulatory and legal requirements, expected in the second or third quarter of 2019.
The closing of the Hayao Investment represents the culmination of a year-long effort to complete the partnership between Hayao and the Company and enhances the Company’s capital position.
About GNC
GNC Holdings, Inc.  (NYSE: GNC) - is a global health and wellness brand that helps people live well. The Company is known and trusted for quality performance and nutritional supplements, and its broad assortment features innovative private-label products as well as national recognized third-party brands, many of which are exclusive to GNC.
GNC’s diversified, multi-channel business model has global reach and a well-recognized, trusted brand, and provides customers with excellent service, product knowledge and solutions. The company reaches consumers worldwide through company-owned retail locations, and domestic and international franchise activities, and e-commerce. GNC also has exceptional innovation and product development capabilities, manufactures products for third parties and generates revenue through corporate partnerships. As of September 30, 2018, GNC had approximately 8,500 locations, of which approximately 6,400 retail locations are in the United States (including approximately 2,200 Rite Aid franchise store-within-a-store locations) and franchise operations in approximately 50 countries.
Forward-Looking Statements
This communication contains certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the Company’s financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions regarding dividend, share repurchase plan, strategy and outlook. While the Company believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain. The Company may not realize its expectations and its beliefs may not prove correct. Many factors could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, including but not limited to unfavorable publicity or consumer perception of the Company's products; costs of compliance and any failure on management's part to comply with new and existing governmental regulations governing our products; limitations of or disruptions in the manufacturing system or losses of manufacturing certifications; disruptions in the distribution network; conditions to the subsequent closing of the PRC-based joint venture may not be satisfied; other risks to consummation of the PRC-based joint venture, including the risk that the PRC-based joint venture will not be consummated within the expected time period or at all; or failure to successfully execute the Company's growth strategy, including any inability to expand franchise operations or attract new franchisees, any inability to expand company-owned retail operations, any inability to grow the international footprint, any inability to expand the e-commerce businesses, or any inability to successfully integrate businesses that are acquired. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a listing of factors that may materially affect such forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.
Contacts:
Investors:
Matt Milanovich, VP - Investor Relations & Treasury, (412) 402-7260; or
John Mills, Managing Partner - ICR, (646) 277-1254